WARRANT AGREEMENT




                                 by and between

                              MOSCOW CABLECOM CORP.


                                       and


                       COLUMBUS NOVA INVESTMENTS VIII LTD.




                                    Dated [ ]

                                TABLE OF CONTENTS

                                                                          Page

SECTION 1.  Warrant Certificates.............................................1

SECTION 2.  Execution of Warrant Certificates................................1

SECTION 3.  Registration.....................................................2

SECTION 4.  Registration of Transfers and Exchanges..........................2

SECTION 5.  Exercisability and Cancellation of Warrants; Exercise of
            Warrants; HSR Compliance.........................................3

SECTION 6.  Payment of Taxes.................................................4

SECTION 7.  Delivery of Warrant Shares.......................................4

SECTION 8.  Mutilated or Missing Warrant Certificates........................5

SECTION 9.  Reservation of Warrant Shares....................................5

SECTION 10. Adjustment of Exercise Price and Number of Warrant Shares
            Issuable.........................................................5

              (a)  Adjustment for Change in Capital Stock....................6

              (b)  Adjustment for Rights Issue...............................6

              (c)  Adjustment for Other Distributions........................7

              (d)  Adjustment for Common Stock Issue.........................8

              (e)  Adjustment for Convertible Securities Issue...............9

              (f)  Market Price.............................................10

              (g)  Consideration Received...................................11

              (h)  When De Minimis Adjustment May Be Deferred...............11

              (i)  Notice of Adjustment.....................................11

              (j)  Voluntary Reduction......................................11

              (k)  Reorganization of Company................................12

              (l)  Adjustment in Number of Shares...........................12

              (m)  Form of Warrants.........................................13

SECTION 11. No Dilution or Impairment.......................................13

SECTION 12. Fractional Interests............................................14

SECTION 13. Notices to Warrantholder........................................14

SECTION 14. Notices to Company and Warrantholder............................15

SECTION 15. Amendments and Waivers..........................................16

SECTION 16. Representations and Warranties of the Warrantholder.............17

SECTION 17. Successors......................................................17

SECTION 18. Termination.....................................................17

SECTION 19. Governing Law; Jurisdiction; Venue..............................17

SECTION 20. Equitable Remedies..............................................18

SECTION 21. Benefits of this Warrant Agreement..............................18

SECTION 22. Headings........................................................18

SECTION 23. Interpretation..................................................18

SECTION 24. Entire Agreement................................................19

SECTION 25. Joint Drafting..................................................19

SECTION 26. Severability....................................................19

SECTION 27. Counterparts....................................................19

EXHIBIT A: FORM OF WARRANT CERTIFICATE

          This WARRANT AGREEMENT (this "Warrant Agreement") dated as of [ ], by and between Moscow CableCom Corp., a Delaware corporation (including any successor, the "Company"), and Columbus Nova Investments VIII Ltd., a Bahamas company or its registered assigns (the "Warrantholder").

          WHEREAS, the parties hereto have entered into a Series B Convertible Preferred Stock Subscription Agreement dated August 26, 2004 (the "Subscription Agreement") pursuant to which the Warrantholder has acquired 4,500,000 shares of Series B Convertible Preferred Stock, par value $.01 per share of the Company ("Series B Preferred Stock"), which are currently convertible into 4,500,000 shares of Common Stock (as defined herein) of the Company;

          WHEREAS, the Warrantholder and ZAO COMCOR TV, a closed joint stock company organized under the laws of the Russian Federation and a wholly owned subsidiary of the Company ("COMCOR-TV"), entered into a Term Loan Facility dated August 26, 2004, pursuant to which COMCOR-TV has drawn down $18,500,000; and

          WHEREAS, the Company has authorized a series of warrants to purchase shares of the Series B Preferred Stock known as the Series B Convertible Preferred Stock Warrants (the "Warrants"), and approved the issuance and grant to the Warrantholder of 8,283,000 Warrants, with each Warrant entitling the Warrantholder to purchase one share of Series B Preferred Stock (the "Warrant Shares") at the Exercise Price (as defined herein);

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

     SECTION 1. Warrant Certificates. The Company shall promptly cause to be
                --------------------
executed and delivered to the Warrantholder certificate(s) evidencing the Warrants ("Warrant Certificate(s)") to be issued to the Warrantholder. The Warrant Certificate(s) shall be issued in registered form only, shall be substantially in the form set forth in Exhibit A attached hereto, and may have such letters, numbers or other identification marks and legends, summaries or endorsements printed thereon as the Company may deem appropriate and that are not inconsistent with the terms of this Warrant Agreement or as may be required by applicable law, rule or regulation. The Warrant Certificate(s) shall be dated the date hereof.

     SECTION 2. Execution of Warrant Certificates. The Warrant Certificate(s)
                ---------------------------------
shall be signed on behalf of the Company by its Chief Executive Officer, President or a Director of the Company. Each such signature upon the Warrant Certificate(s) may be in the form of a facsimile signature and may be imprinted or otherwise reproduced on the Warrant Certificate(s) and for the purpose the Company may adopt and use the facsimile signature of any person who shall have been Chief Executive Officer, President or director of the Company, notwithstanding the fact that at the time the Warrant Certificate(s) shall be delivered or disposed of he or she shall have ceased to hold such office.

          In case any officer or director of the Company who shall have signed the Warrant Certificate(s) shall cease to be such officer before the Warrant Certificate(s) so signed shall have been disposed of by the Company, such Warrant Certificate(s) nevertheless may be delivered or disposed of as though such person had not ceased to be such officer of the Company; and any Warrant Certificate(s) may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate(s), shall be a proper officer of the Company to sign such Warrant Certificate(s), although at the date of the execution of this Warrant Agreement any such person was not such officer.

     SECTION 3. Registration. The Company will keep or cause to be kept books
                ------------
for registration of ownership and transfer of the Warrant Certificate(s) issued pursuant to this Warrant Agreement. The Warrant Certificate(s) issued pursuant to this Warrant Agreement shall be numbered by the Company and initially shall be registered by the Company in the name of the Warrantholder. The Company may deem and treat the registered holder of the Warrant Certificate(s) as the absolute owner thereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for the purpose of any exercise thereof and for all other purposes, and the Company shall not be affected by any notice to the contrary.

     SECTION 4. Registration of Transfers and Exchanges.  (a) Transfers. Subject
                ---------------------------------------       ---------
to the following provisions of this Section 4, the Warrants are transferable, in whole or in part, upon surrender of the Warrant Certificate(s) evidencing such Warrants at the office of the Company referred to in Section 14, together with a written assignment in the form of the Assignment appearing at the end of the form of Warrant Certificate attached hereto, duly executed by the Warrantholder or its agent or attorney. Upon such surrender, the Company shall, subject to this Section 4, register or cause the registration of the transfer upon the books maintained by or on behalf of the Company for such purpose. If the Warrants evidenced by the Warrant Certificate(s) are to be transferred in whole, the Company shall execute and deliver new Warrant Certificate(s) in the name of the assignee or assignees in the denominations specified in the instrument of assignment. If the Warrants evidenced by the Warrant Certificate(s) are to be transferred in part, the Company shall execute and deliver new Warrant Certificate(s) to and in the name of the assignee or assignees in the denominations specified in the instrument of assignment and new Warrant Certificate(s) to and in the name of the Warrantholder in an amount equal to the number of Warrants evidenced by the surrendered Warrant Certificate(s) that were not transferred.

     (b) Restrictions on Transfer. The Warrants may not be sold, pledged,
         ------------------------
hypothecated, assigned, conveyed, transferred or otherwise disposed of (each a "transfer") unless the transfer complies with all applicable securities laws and the provisions of this Warrant Agreement.

     (c) Exchanges. The Warrant Certificate(s) may be exchanged, at the option
         ---------
of the Warrantholder, upon surrender of such Warrant Certificate(s) at the office of the Company referred to in Section 14, for one or more other Warrant Certificate(s) representing in the aggregate the same number of Warrants as was represented by the surrendered Warrant Certificate(s).

     (d) Legend on Warrant Shares. If required under applicable law, rule or
         ------------------------
regulation, the Warrant Shares to be issued upon exercise of any Warrant shall be stamped or imprinted with a legend substantially in the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH, OR PURSUANT TO AN EXEMPTION FROM, THE REQUIREMENTS OF SUCH ACT AND LAWS.

If the Warrant Shares are issued with the aforementioned legend, upon the occurrence of any event permitting the removal of such legend, the Company, upon the surrender of certificates containing such legend, shall, at its own expense, deliver to the holder one or more new certificates evidencing Warrant Shares not bearing such legend.

     SECTION 5. Exercisability and Cancellation of Warrants; Exercise of
                 --------------------------------------------------------
Warrants; HSR Compliance.
------------------------

     (a) Exercise. Subject to the terms and conditions set forth in this Section
         --------
5, the Warrants may be exercised, in whole or in part (but not as to any fractional part of a Warrant), at any time or from time to time on and from the date hereof until 5:00 p.m., New York City time, on the fifth anniversary of the date hereof (the "Expiration Date"). To exercise any Warrant, the Warrantholder shall deliver to the Company at its office referred to in Section 14 the following: (i) a written notice in the form of the Election to Purchase appearing at the end of the form of Warrant Certificate attached hereto of the Warrantholder's election to exercise Warrants, which notice shall specify the number of Warrants being exercised; (ii) the Warrant Certificate(s) evidencing the Warrants being exercised; and (iii) payment of the aggregate Exercise Price. All rights of the Warrantholder with respect to any Warrant that has not been exercised on or prior to 5:00 p.m., New York City time, on the Expiration Date shall immediately cease and such Warrants shall be automatically cancelled without any further action on the part of the Company or the Warrantholder.

          All Warrant Certificates surrendered upon exercise of Warrants shall be cancelled and disposed of by the Company. The Company shall keep copies of this Warrant Agreement and any notices given or received hereunder available for inspection by the holders during normal business hours at its office.

     (b) Payment of Exercise Price. The exercise price shall be $5.00 per
         -------------------------
Warrant, subject to adjustment pursuant to Section 10 (the "Exercise Price"). Payment of the aggregate Exercise Price with respect to Warrants being exercised hereunder shall be made by the payment to the Company, in cash, by check or wire transfer, of an amount equal to the Exercise Price multiplied by the number of Warrants then being exercised.

     (c) HSR Compliance.
         --------------

         If the Warrantholder determines that a notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), is required in connection with the exercise of any Warrants, the Company together with the Warrantholder shall (i) file as soon as practicable after the date of such determination notifications under the HSR Act, (ii) respond as promptly as practicable to all inquiries or requests received from the United States Federal Trade Commission or the Antitrust Division of the Department of Justice for additional information or documentation and (iii) respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other governmental authority in connection with antitrust matters. The Company shall take such action as may be necessary to ensure that any necessary notifications or filings are made and that all inquiries and requests received from the relevant governmental authorities are responded to as promptly as practicable.

     SECTION 6. Payment of Taxes. The Company shall be responsible for paying
                ----------------
any and all issue, documentary, stamp or other taxes that may be payable in respect of any issuance or delivery of Warrant Shares on the exercise of a Warrant.

     SECTION 7. Delivery of Warrant Shares. The Company shall, as promptly as
                --------------------------
practicable, and in any event within three (3) business days, execute and deliver or cause to be executed and delivered, to or upon the written order of the Warrantholder, and in the name of the Warrantholder or such Warrantholder's designee, a stock certificate or stock certificates representing the number of Warrant Shares to be issued on exercise of the Warrant(s). Such certificates may bear any restrictive legend required under applicable law, rule or regulation. The stock certificate or certificates so delivered shall be registered in the name of the Warrantholder or such other name as shall be designated in said notice. A Warrant shall be deemed to have been exercised and such stock certificate or stock certificates shall be deemed to have been issued, and such holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date that such notice, together with payment of the aggregate Exercise Price and the Warrant Certificate or Warrant Certificates evidencing the Warrants to be exercised, is received by the Company as aforesaid. If the Warrants evidenced by any Warrant Certificate are exercised in part, the Company shall, at the time of delivery of the certificates representing the Warrant Shares, deliver to the Warrantholder a new Warrant Certificate evidencing the Warrants that were not exercised or surrendered, which shall in all respects (other than as to the number of Warrants evidenced thereby) be identical to the Warrant Certificate being exercised. Any Warrant Certificates surrendered upon exercise of Warrants shall be canceled by the Company.

     SECTION 8. Mutilated or Missing Warrant Certificates. In case any Warrant
                -----------------------------------------
Certificate shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate representing an equivalent number of Warrants, but only upon surrender of the mutilated certificate or upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of such Warrant Certificate as applicable. In the case of a lost, stolen or destroyed Warrant Certificate, a new Warrant Certificate shall be issued by the Company only upon the Company's receipt of reasonably satisfactory evidence of such loss, theft or destruction.

     SECTION 9. Reservation of Warrant Shares. The Company will at all times
                -----------------------------
reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Series B Preferred Stock and Common Stock into which such Series B Preferred Stock is convertible or its authorized and issued Series B Preferred Stock and Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of shares of Series B Preferred Stock that may then be deliverable upon the exercise of all outstanding Warrants and the maximum number of shares of Common Stock in which such Series B Preferred Stock is convertible.

          The Company will be irrevocably authorized and directed at all time to reserve such number of authorized shares as shall be required for the purpose described above. The Company will keep a copy of this Warrant Agreement on file for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants.

          Before taking any action that would cause an adjustment pursuant to
Section 10 hereof to reduce the Exercise Price below the then par value (if any) of the Warrant Shares, the Company will take any corporate action that may, in the opinion of its counsel (that may be counsel employed by the Company), be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted.

          The Company covenants that all Warrant Shares that may be issued upon exercise of Warrants will, upon issue, be fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof.

     SECTION 10. Adjustment of Exercise Price and Number of Warrant Shares
                 ---------------------------------------------------------
Issuable.The Exercise Price and the number of the Warrant Shares issuable upon
--------
the exercise of each Warrant are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section. "Common Stock" means shares now or hereafter authorized of any class of common stock of the Company and any other stock of the Company, however designated, that has the right (subject to any prior rights of any class or series of preferred stock) to participate in any distribution of the assets or earnings of the Company without limit as to percentage or per share amount.

          (a) Adjustment for Change in Capital Stock.
              --------------------------------------

          If the Company:

     (i) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

     (ii) subdivides its outstanding shares of Common Stock into a greater number of shares;

     (iii) combines its outstanding shares of Common Stock into a smaller number of shares;

     (iv) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock or preferred stock; or

     (v) issues by reclassification of its Common Stock any shares of its capital stock;

then the Exercise Price and the number and kind of shares of capital stock of the Company issuable upon the exercise of each Warrant as in effect immediately prior to such action shall be proportionately adjusted so that the holder of any Warrant thereafter exercised may receive the aggregate number and kind of shares of capital stock of the Company that he or she would have owned immediately following such action if such Warrant had been exercised immediately prior to such action.

          The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

          If after an adjustment the Warrantholder, upon exercise of the Warrants, shall be entitled to receive shares of more than one class of capital stock of the Company, the board of Directors of the Company (the "Board of Directors") shall determine the allocation of the adjusted Exercise Price between the classes of capital stock in good faith. After such allocation, the exercise rights and the Exercise Price with respect to each such class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Section 10.

          Such adjustment shall be made successively whenever any event set forth above shall occur.

          (b) Adjustment for Rights Issue.
              ---------------------------

          If the Company distributes any rights, options or warrants to all holders of its Common Stock entitling them for a period expiring within 60 days after the record date for such distribution to purchase shares of Common Stock at a price per share less then the market price per share on that record date, the Exercise Price shall be adjusted in accordance with the formula:

                          O + (N x P)
                               -----
               E'  =  E x        M
                          ----------
                             O + N

          where:

               E'  =  the adjusted Exercise Price.

               E   =  the Exercise Price immediately prior to the
                      adjustment.

               O   =  the number of shares of Common Stock outstanding
                      on the record date for such rights issuance.

               N   =  the number of additional shares of Common Stock
                      offered pursuant to such rights issuance.

               P   =  the offering price per share of the additional shares.

               M   =  the market price per share of Common Stock on the
                      record date for such rights issuance.

          The adjustment shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights, options or warrants. If at the end of the period during which such rights, options or warrants are exercisable, not all rights, options or warrants shall have been exercised, the Exercise Price shall be immediately readjusted to what it would have been if "N" in the above formula had been the number of shares actually issued.

          (c) Adjustment for Other Distributions.
              ----------------------------------

          If the Company distributes to all holders of its Common Stock any of its assets (including but not limited to cash), debt securities, preferred stock, or any rights or warrants to purchase debt securities, preferred stock, assets or other securities of the Company, the Exercise Price shall be adjusted in accordance with the formula:

                E'  =  E x (M - F)
                            -----
                             M

          where:

                E'  =  the adjusted Exercise Price.

                E   =  the Exercise Price immediately prior to the adjustment.

                M   =  the market price per share of Common Stock on the
                       record date mentioned below.

                F   =  the fair market value on the record date for such
                       distribution of the assets, securities, rights or warrants applicable to one share of Common Stock.
                       The Board of Directors shall determine the fair market value in good faith.

          The adjustment shall be made successively whenever any such distribution is made and shall become effectively immediately after the record date for such distribution.

          This subsection (c) does not apply to rights, options or warrants referred to in subsection (b) of this Section 10.

          (d) Adjustment for Common Stock Issue.
              ---------------------------------

          If the Company issues shares of Common Stock for a consideration per share less than the market price per share on the date the Company fixes the offering price of such additional shares, the Exercise Price shall be adjusted in accordance with the formula:

                E'  =  E x O + (P)
                                -
                                M
                           -------
                             A

          where:

                E'  =  the adjusted Exercise Price.

                E   =  the Exercise Price immediately prior to the
                       adjustment.

                O   =  the number of shares outstanding immediately prior
                       to the issuance of such additional shares.

                P   =  the aggregate consideration received for the
                       issuance of such additional shares.

                M   =  the market price per share on the date of issuance
                       of such additional shares.

                A   =  the number of shares outstanding immediately after
                       the issuance of such additional shares.

          The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

          This subsection (d) does not apply to:

     (i) any of the transactions described in subsections (b) and (c) of this
Section 10,

     (ii) the exercise of Warrants, or the conversion or exchange of other securities convertible or exchangeable for Common Stock and that are outstanding on the date hereof,

     (iii) shares of Common Stock issued to the Company's directors, employees and consultants under bona fide employee benefit plans adopted by the Board of Directors and approved by the stockholders of the Company when required by law, if such Common Stock would otherwise be covered by this subsection (d) (but only to the extent that the aggregate number of shares excluded hereby and issued after the date hereof shall not exceed 5% of the Common Stock outstanding on a fully diluted basis at the time of the adoption of any such plan, exclusive of anti-dilution adjustments thereunder),

     (iv) Common Stock issued to the Company's management pursuant to the Option Grant (as defined in the Subscription Agreement), or

     (v) Common Stock issued in a bona fide public offering pursuant to a firm commitment underwriting.

          (e) Adjustment for Convertible Securities Issue.
              -------------------------------------------

          If the Company issues any securities convertible into or exchangeable for Common Stock (other than securities issued in transactions described in subsections (b) and (c) and the exceptions set forth in paragraphs (i) to (v) of subsection (d) of this Section 10) for a consideration per share of Common Stock initially deliverable upon conversion or exchange of such securities less than the market price per share on the date of issuance of such securities, the Exercise Price shall be adjusted in accordance with this formula:

                           O + P
                               -
                E'  =  E x     M
                           ------

                            (O + D)

          where:

                E'  =  the adjusted Exercise Price.

                E   =  the Exercise Price immediately prior to the
                       adjustment.

                O   =  the number of shares outstanding immediately prior
                       to the issuance of such securities.

                P   =  the aggregate consideration received for the
                       issuance of such securities.

                M   =  the market price per share on the date of issuance of
                       such convertible securities.

                D   =  the maximum number of shares deliverable upon
                       conversion or in exchange for such securities at the initial conversion or exchange rate.

          The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

          If all of the shares of Common Stock deliverable upon conversion or exchange of such securities have not been issued when such securities are no longer outstanding or the ability to convert or exchange terminates, then the Exercise Price shall promptly be readjusted to the Exercise Price that would then be in effect had the adjustment upon the issuance of such securities been made on the basis of the actual number of shares of Common Stock issued upon conversion or exchange of such securities.

          This subsection (e) does not apply to convertible securities issued in a bona fide public offering pursuant to a firm commitment underwriting.

          (f) Market Price.
              ------------

          In this Agreement, the market price per share of Common Stock on any date shall equal the average of the Quoted Prices of the Common Stock for 30 consecutive trading days commencing 45 trading days before the date in question. The "Quoted Price" of the Common Stock is the last reported sales price of the Common Stock as reported by Nasdaq, National Market System, or if the Common Stock is listed on a securities exchange, the last reported sales price of the Common Stock on such exchange, which shall be for consolidated trading if applicable to such exchange, or if neither so reported or listed, the last reported bid price of the Common Stock. In the absence of one or more such quotations, the Board of Directors of the Company shall determine the market price on the basis of such quotations and evaluations as it in reasonable good faith considers appropriate; provided, however, that if the Warrantholder objects in writing to such determination within 20 business days after receiving notice of any adjustment based in part on such determination, the market price shall be determined by a nationally recognized investment banking firm jointly selected within 20 business days of such objection by the Company and Warrantholder or, if no such joint selection can be agreed upon, by an investment banking firm, selected by the American Arbitration Association (at the Company's expense if the investment banker's determination is less than the Company's determination, and at the expense of the objecting Warrantholder if the investment banker's determination is equal to or greater than the Company's determination).

          (g) Consideration Received.
              ----------------------

          For purposes of any computation respecting consideration received pursuant to subsections (d) and (e) of this Section 10, the following shall apply:

     (i) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash;

     (ii) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors (irrespective of the accounting treatment thereof), whose determination shall be conclusive, and described in a Board resolution, subject to the rights of a majority in interest of the outstanding Warrants to object as provided in clause (f) above, in which case fair market value shall be determined pursuant to the procedure specified therein; and

     (iii) in the case of the issuance of securities convertible into or exchangeable for shares, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (i) and (ii) of this subsection).

          (h) When De Minimis Adjustment May Be Deferred.
              ------------------------------------------

          No adjustment in the Exercise Price need be made unless the adjustment would require an increase or decrease of at least 1% in the Exercise Price. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

          All calculations under this Section 10 shall be made to the nearest one cent (or, for purposes of subsection (l) of this Section 10, 1/1000th of a cent) or to the nearest 1/100th of a share, as the case may be.

          (i) Notice of Adjustment.
              --------------------

          Whenever the Exercise Price is adjusted, the Company shall provide the notices required by Section 13 hereof.

          (j) Voluntary Reduction.
              -------------------

          The Company from time to time may reduce the Exercise Price by any amount for any period of time of at least 20 days and the reduction shall be irrevocable during such period; provided, however, that in no event may the Exercise Price be less than the par value of a share of Common Stock.

          Whenever the Exercise Price is reduced, the Company shall mail to the Warrantholder a notice of the reduction. The Company shall mail the notice at least 15 days before the date the reduced Exercise Price takes effect. The notice shall state the reduced Exercise Price and the period it will be in effect.

          A reduction of the Exercise Price shall not change or adjust the Exercise Price otherwise in effect for purposes of subsections (a), (b), (c),
(d) and (e) of this Section 10.

          (k) Reorganization of Company.
              -------------------------

          If the Company consolidates or merges with or into, or transfers or leases all or substantially all its assets to, any person, upon consummation of such transaction the Warrants shall automatically become exercisable for the kind and amount of securities, cash or other assets that the holder of a Warrant would have owned immediately after the consolidation, merger, transfer or lease if the holder had exercised the Warrant immediately before the effective date of the transaction. Concurrently with the consummation of such transaction, the corporation formed by or surviving any such consolidation or merger if other than the Company, or the person to which such sale or conveyance shall have been made, shall execute a written supplemental undertaking so providing and further providing for adjustments that shall be as nearly equivalent as may be practical to the adjustments provided for in this Section. The successor Company shall mail to the Warrantholder a notice describing the undertaking in accordance with
Section 13 hereof.

          If the issuer of securities deliverable upon exercise of Warrants under the supplemental referred to in the preceding paragraph is an affiliate of the formed, surviving, transferee or lessee corporation, that issuer shall join in the supplemental undertaking.

          (l) Adjustment in Number of Shares.
              ------------------------------

          Upon each adjustment of the Exercise Price pursuant to this Section 10, each Warrant outstanding prior to the making of the adjustment in the Exercise Price shall thereafter evidence the right to receive upon payment of the adjusted Exercise Price that number of Warrant Shares (calculated to the nearest hundredth) obtained from the following formula:

                N'  =  N x E
                       -----
                         E'

          where:

                N'  =  the adjusted number of Warrant Shares issuable
                       upon exercise of a Warrant by payment of the adjusted Exercise Price.

                N   =  the number of Warrant Shares previously issuable
                       upon exercise of a Warrant by payment of the Exercise Price prior to adjustment.

                E'  =  the adjusted Exercise Price.

                E   =  the Exercise Price immediately prior to the
                       adjustment.

          (m) Form of Warrants.
              ----------------

          Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Warrant Agreement.

     SECTION 11. No Dilution or Impairment.
                 -------------------------

     (a) If any event shall occur as to which the provisions of Section 10 are not strictly applicable but the failure to adjust the Exercise Price would adversely affect the purchase rights represented by the Warrants in accordance with the essential intent and principles of such Section, then, in each such case, the Company shall appoint an investment banking firm of recognized national standing, or any other financial expert that does not (or whose directors, officers, employees, affiliates or stockholders do not) have a direct or material indirect financial interest in the Company or any of its Subsidiaries, who has not been, and, at the time it is called upon to give independent financial advice to the Company, is not (and none of its directors, officers, employees, affiliates or stockholders are) a promoter, director or officer of the Company or any of its Subsidiaries, which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in Section 10, necessary to preserve, without dilution, the purchase rights, represented by the Warrants. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the holders of the Warrants and shall make the adjustments described therein.

     (b) The Company will not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrants, but will at all times in reasonable good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Warrants against dilution or other impairment. Without limiting the generality of the foregoing, the Company (1) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Series B Preferred Stock upon the exercise of the Warrants from time to time outstanding and (2) will not take any action that results in any adjustment of the Exercise Price if the total number of Warrant Shares issuable after the action upon the exercise of all of the Warrants would exceed the total number of shares of Series B Preferred Stock or shares of Common Stock into which the Series B Preferred Stock shall be convertible then authorized by the Company's certificate of incorporation and available for the purposes of issue upon such exercise. A consolidation, merger, reorganization or transfer of assets involving the Company covered by Section 10 shall not be prohibited by or require any adjustment under this Section 11.

     SECTION 12. Fractional Interests. The Company shall not be required to
                 --------------------
issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same holder, the number of full Warrant Shares that shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If, notwithstanding the aggregation pursuant to the preceding sentence, any fraction of a Warrant Share would be issuable on the exercise of any Warrants (or specified portion thereof), the Company shall pay an amount in cash equal to the Exercise Price on the day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction.

     SECTION 13. Notices to Warrantholder. Upon any adjustment of the Exercise
                 ------------------------
Price pursuant to Section 10 or Section 11, the Company shall promptly thereafter (i) cause to be filed with the Company a certificate that includes the report of a firm of independent public accountants of recognized standing selected by the Board of Directors (who may be the regular auditors of the Company) setting forth the Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and setting forth the number of Warrant Shares (or portion thereof) issuable after such adjustment in the Exercise Price, upon exercise of a Warrant and payment of the adjusted Exercise Price, and (ii) cause to be given to the Warrantholder written notice of such adjustments (including a copy of such certificate). Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 13.

          In case:

          (a) the Company shall authorize the issuance to all holders of shares of Common Stock, rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants;

          (b) the Company shall authorize the distribution to all holders of shares of Common Stock of its indebtedness or assets;

          (c) of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any reclassification or change of Series B Preferred Stock issuable upon exercise of the Warrants or Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Common Stock;

          (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

          (e) the Company proposes to take any action (other than actions of the character described in Section 10(a)) that would require an adjustment of the Exercise Price or that would require a supplemental undertaking pursuant to
Section 10;

then the Company shall cause to be given to the Warrantholder at his address appearing on the Warrant register, at least 20 days (or 10 days in any case specified in clauses (a) or (b) above) prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, a written notice stating (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, options, warrants or distribution are to be determined, (ii) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or (iii) the date on which any such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. The failure to give the notice required by this Section 13 or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

          Nothing contained in this Warrant Agreement or in any of the Warrant Certificates shall be construed as conferring upon the holders thereof the right to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of Directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company.

     SECTION 14. Notices to Company and Warrantholder. All notices and other
                 ------------------------------------
communications hereunder shall be in writing and shall be deemed duly given (i) on the date of delivery if delivered personally, (ii) on the date of confirmation of receipt (or, the first business day following such receipt if the date is not a business day or the receipt is after 5 p.m.) of transmission by facsimile, or (iii) on the date of confirmation of receipt (or, the first business day following such receipt if the date is not a business day or the receipt is after 5 p.m.) if delivered by courier. Subject to the foregoing, all notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

          To the Company:

          Moscow CableCom Corp.
          405 Park Avenue
          Suite 1203
          New York, NY 10022
          Attention: Oliver Grace
          Facsimile: +1-212-888-5620

          With a courtesy copy (which shall not constitute notice to the Company):

          Oliver R. Grace, Jr.
          55 Brookville Road
          Glen Head, NY 11545
          Facsimile: +1-516-626-1204

          To the Warrantholder:

          Columbus Nova Investments VIII Ltd.
          590 Madison Avenue
          38th Floor
          New York, NY 10022
          United States
          Attention: Ivan Isakov
          Facsimile:  +1-212-308-6623

          with a courtesy copy (which shall not constitute notice to the Warrantholder) to:

          Skadden, Arps, Slate, Meagher & Flom LLP
          An der Welle 5
          60322 Frankfurt am Main
          Germany
          Attention: Hilary Foulkes
          Facsimile: +49-69-74220300

     SECTION 15. Amendments and Waivers. No amendment of any provision of this
                 ----------------------
Warrant Agreement shall be valid unless the same (x) shall be in writing and signed by the parties and (y) shall be approved by the Audit Committee of the Board of Directors of the Company. Either party to this Warrant Agreement may
(i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto or (iii) waive compliance with any of the agreements or conditions of the other party contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed b the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Warrant Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

     SECTION 16. Representations and Warranties of the Warrantholder.
                 ---------------------------------------------------

          The Warrantholder, by its acceptance of the Warrants to be issued herewith represents and warrants to the Company that (a) it is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act, and (b) it is acquiring the Warrants and the Warrant Shares to be issued upon exercise of such Warrants for investment, for its own account, and not with a view to, or for sale in connection with, any distribution.

     SECTION 17. Successors. All the covenants and provisions of this Warrant
                 ----------
Agreement by or for the benefit of the Company shall bind and inure to the benefit of its respective successors and assigns hereunder.

     SECTION 18. Termination. This Warrant Agreement shall terminate on the
                 -----------
earlier of (i) the Expiration Date and (ii) the date on which all Warrants have been exercised or canceled in accordance with Section 5.

     SECTION 19. Governing Law; Jurisdiction; Venue.
                 ----------------------------------

          (a) Governing Law. This Warrant Agreement shall be governed by, and
              -------------
construed in accordance with, the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of New York.

          (b) Jurisdiction. The Company and the Warrantholder by its acceptance
              ------------
of the Warrants each hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in respect of actions brought against it as a defendant, in any action, suit or proceeding arising out of or relating to this Warrant Agreement or the Warrant Certificates and Warrants to be issued pursuant hereto, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action, suit or proceeding may be heard and determined in such courts. Each of the parties hereto agrees that a final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

          (c) Venue. Each of the Company and the Warrantholder irrevocably and
              -----
unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any action, suit or proceeding arising out of or relating to this Warrant Agreement, or the Warrant Certificate(s) and Warrants to be issued pursuant hereto, in any court referred to in clause (b). Each of the Company and the Warrantholder hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action, suit proceeding in any such court.

     SECTION 20. Equitable Remedies.
                 ------------------

          The parties agree that irreparable harm would occur in the event that any of the agreements and provisions of this Warrant Agreement were not performed fully by the parties in accordance with their specific terms or conditions or were otherwise breached, and that money damages are an inadequate remedy for breach of this Warrant Agreement because of the difficulty of ascertaining and quantifying the amount of damage that would be suffered by the parties in the event that this Warrant Agreement were not performed in accordance with its terms or conditions or were otherwise breached. It is accordingly hereby agreed that the parties shall be entitled to an injunction or injunctions to restrain, enjoin and prevent breaches of this Warrant Agreement by the other party and to enforce specifically such terms and conditions of this Warrant Agreement, such remedy being in addition to and not in lieu of any other rights and remedies to which the other party is entitled to at law or in equity.

     SECTION 21. Benefits of this Warrant Agreement. Nothing in this Warrant
                 ----------------------------------
Agreement shall be construed to give to any person or corporation other than the Company and the registered holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Warrant Agreement; but this Warrant Agreement shall be for the sole and exclusive benefit of the Company and the registered holders of the Warrant Certificates.

     SECTION 22. Headings. The descriptive headings contained in this Warrant
                 --------
Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Warrant Agreement.

     SECTION 23. Interpretation.
                 --------------

          References in this Warrant Agreement to articles, sections, paragraphs, clauses and exhibits are to articles, sections, paragraphs, clauses and exhibits in or to this Warrant Agreement unless otherwise indicated. Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms. Any term defined by reference to any agreement, instrument or document has the meaning assigned to it whether or not such agreement, instrument or document is in effect. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The words "include", "includes" and "including" are deemed to be followed by the phrase "without limitation". Unless the context otherwise requires, any agreement, instrument or other document defined or referred to herein refers to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified from time to time. Unless the context otherwise requires, references herein to any Person include its successors and assigns

     SECTION 24. Entire Agreement. This Warrant Agreement, together with the
                 ----------------
Warrant Certificates and Exhibits, constitute the entire agreement between the Company and the Warrantholder with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, between the Company and the Warrantholder with respect to the subject matter hereof and thereof.

     SECTION 25. Joint Drafting. The parties have participated jointly in the
                 --------------
negotiation and drafting of this Warrant Agreement. In the event that an ambiguity or question of intent or interpretation arises, this Warrant Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Warrant Agreement.

     SECTION 26. Severability.
                 ------------

          If any provision of this Warrant Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other provisions of this Warrant Agreement shall nevertheless remain in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Warrant Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

     SECTION 27. Counterparts. This Warrant Agreement may be executed in any
                 ------------
number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                          [Signature on Following Page]

          IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be duly executed as of the day and year first above written.

                              MOSCOW CABLECOM CORP.



                              By:
                                  ------------------------------------

                                  Name:



                              COLUMBUS NOVA INVESTMENTS VIII LTD.



                              By:
                                  ------------------------------------

                                  Name:

                                  Title:

                                                                       EXHIBIT A

                           FORM OF WARRANT CERTIFICATE

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH, OR PURSUANT TO AN EXEMPTION FROM, THE REQUIREMENTS OF SUCH ACT AND LAWS.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF, AND MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH, A SERIES B CONVERTIBLE PREFERRED STOCK WARRANT AGREEMENT BY AND BETWEEN MOSCOW CABLECOM CORP. AND COLUMBUS NOVA INVESTMENTS VIII LTD. THE HOLDER OF THIS CERTIFICATE BY THE ACCEPTANCE HEREOF AGREES TO BE BOUND BY THE TERMS OF THE WARRANT AGREEMENT. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO MOSCOW CABLECOM CORP.





NO.

WARRANTS

--

                                     FORM OF

                               Warrant Certificate

                              MOSCOW CABLECOM CORP.

     This Warrant Certificate certifies that Columbus Nova Investments VIII Ltd., a Bahamas corporation, or its registered assigns (the "Warrantholder"), is the registered holder of Warrants to purchase up to 8,283,000 shares (the "Warrant Shares") of Series B Convertible Preferred Stock, par value $.01 per share (the "Series B Preferred Stock"), of Moscow CableCom Corp. (the "Company"). Each Warrant entitles the holder, subject to the conditions relating to exercisability, cancellation and exercise set forth in Section 5 of the Warrant Agreement referred to below, to purchase from the Company at any time on or after the Exercise Date prior to 5:00 p.m., New York City time, on the Expiration Date one fully paid and nonassessable Warrant Share at the Exercise Price. The number of Warrant Shares for which each Warrant is exercisable and the Exercise Price are subject to adjustment as provided in the Warrant Agreement.

     The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants to purchase Warrant Shares and are issued pursuant to the Warrant Agreement, dated as of [ ] (the "Warrant Agreement"), by and between the Company and the Warrantholder for the benefit of the holders from time to time of the Warrants, and the Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the Warrantholder. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Warrant Agreement.

     The Warrantholder may exercise the Warrants represented by this Warrant Certificate by surrendering this Warrant Certificate, with the Election to Purchase attached hereto properly completed and executed, together with payment of the aggregate Exercise Price, at the offices of the Company specified in
Section 14 of the Warrant Agreement. If upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the Warrantholder or its assignee a new Warrant Certificate evidencing the number of Warrants not exercised.

     This Warrant Certificate, when surrendered at the offices of the Company specified in Section 14 of the Warrant Agreement, by the registered holder thereof in person, by legal representative or by attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, for one or more other Warrant Certificates evidencing in the aggregate a like number of Warrants.

     The Warrantholder may transfer the Warrants evidenced by this Warrant Certificate, in whole or in part, only in accordance with Section 4 of the Warrant Agreement.

     The Company may deem and treat the registered holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof and for all other purposes, and the Company shall not be affected by any notice to the contrary.

      The Warrant Agreement and each Warrant Certificate, including this Warrant Certificate, shall be governed by and construed in accordance with the laws of the State of New York.



     WITNESS the signature of the duly authorized officer of the Company.

Dated:  [             ]



                              MOSCOW CABLECOM CORP.



                              By:
                                   ------------------------------------

                                   Name:

                                   Title:

                                     FORM OF

                              ELECTION TO PURCHASE

          (To be executed and delivered to the Company upon exercise of a Warrant after the Exercise Date and prior to the Expiration Date)

          The undersigned hereby irrevocably elects to exercise ----- of the -------- Warrants evidenced by the attached Warrant Certificate to purchase Warrant Shares, and herewith tenders payment for such Warrant Shares in an amount determined in accordance with the terms of the Warrant Agreement.

          The undersigned requests that a certificate representing such Warrant Shares be registered in the name of ----------------, whose address is ----------------, and that such certificate be delivered to ----------------, whose address is ------------. If said number of Warrants is less than the number of Warrants evidenced by the Warrant Certificate, the undersigned requests that a new Warrant Certificate evidencing the number of Warrants evidenced by this Warrant Certificate that are not being exercised be registered in the name of ----------------, whose address is ---------------- and that such Warrant Certificate be delivered to ----------------, whose address is
----------------.

         Dated                           ,



         Name of holder of Warrant Certificate:

         ----------------

         ----------------

           (Please Print)



         Address:

         ----------------

         ----------------



         Federal Tax ID No.:

         ----------------

         Signature:

         ----------------

          Note: The above signature must correspond with the name as written in the first sentence of the attached Warrant Certificate in every particular, without alteration or enlargement or any change whatever, and if the certificate evidencing the Warrant Shares or any Warrant Certificate representing Warrants not exercised is to be registered in a name other than that in which this Warrant Certificate is registered, the signature above must be guaranteed.

Signature Guaranteed:

Dated:

         ----------------

                                     FORM OF

                                   ASSIGNMENT

          For value received, ---------------- hereby sells, assigns and transfers unto ----------------, ---------------- of the Warrants evidenced by the attached Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ---------------- as its due and lawful attorney, to register the transfer of said Warrants on the books of Moscow CableCom Corp., and to execute a new Warrant Certificate in the name of ---------------- whose address is ---------------- evidencing the number of Warrants so sold, assigned and transferred hereby. If the number of Warrants sold, assigned or transferred hereunder is less than the number of Warrants evidenced by the attached Warrant Certificate, then the undersigned requests that a new Warrant Certificate for an amount of Warrants equal to the number of Warrants evidenced by the attached Warrant Certificate that were not sold, transferred or assigned be registered in the name of the undersigned.

          ------------- hereby consents to be bound by the covenants and provisions of the Warrant Agreement, dated as of [ ], by and between Moscow CableCom Corp. and Columbus Nova Investments VIII Ltd.

          Dated ----------------,



         Name of holder of Warrant Certificate:

         ----------------

         ----------------

           (Please Print)



         Address:

         ----------------

         ----------------



         Federal Tax ID No.:

         ----------------

         Signature:

         ----------------

          Note: The above signature must correspond with the name as written in the first sentence of the attached Warrant Certificate in every particular, without alteration or enlargement or any change whatever, and such signature must be guaranteed.

Signature Guaranteed:

Dated:

         ----------------